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                                                                      EXHIBIT 23



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------





As independent public accountants, we hereby consent to the incorporation by reference in Post-Effective Amendment Number 1 to Registration Statement Number 2-80499 on Form S-8 dated February 14, 1983, Registration Statement Number 33-1038 on Form S-8 dated October 22, 1985, Registration Statement Number 33-26000 on Form S-8 dated December 9, 1988 and Registration Statement Number 33-30755 on Form S-8 dated August 28, 1989 pertaining to The Actava Group Inc. stock option plans and stock purchase plans, and their related prospectuses, of our report dated March 21, 1994 with respect to the consolidated financial statements and schedules of Roadmaster Industries, Inc. incorporated by reference in this Form 8-K/A Amendment No. 1 (Date of Report - December 6,
1994).

                                            Arthur Andersen LLP


Chicago, Illinois
February 6, 1995